UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 29, 2018, Superior Industries International, Inc. (the “Company”) announced that it entered into the Fourth Amendment (the “Amendment”) to its existing Credit Agreement dated as of March 22, 2017 (as amended, the “Credit Agreement”), among the Company, certain of its subsidiaries, Citibank, N.A., as Administrative Agent and Collateral Agent, and JP Morgan Chase Bank, N.A., as the Replacement Term Lender. A copy of the Amendment is attached hereto as Exhibit 10.1 and a copy of the press release is attached hereto as Exhibit 99.1.

The Amendment reprices the Company’s $384.8 million existing term loans at a fluctuating rate of interest per year based on the London Interbank Offering Rate (“LIBOR”), plus an applicable rate of 4.00 percent per annum, from an interest rate of LIBOR plus an applicable rate of 4.50 percent per annum. The terms and conditions under the Credit Agreement are otherwise substantially the same as those prior to the Amendment.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Fourth Amendment to the Credit Agreement, dated June 29, 2018

99.1	Press Release announcing the Fourth Amendment to the Credit Agreement, dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: June 29, 2018	/s/ Nadeem Moiz
Nadeem Moiz
Executive Vice President and Chief Financial Officer